Exhibit 99.1

BT HOLDINGS, INC.

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [__________], 2022

Proxy Card

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BT HOLDINGS, INC. (“BTH”). The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the accompanying joint proxy statement/prospectus, each dated [_________], 2022, regarding the Special Meeting of Shareholders of BTH to be held on [_________], 2022 (the “BTH special meeting”), and any adjournments or postponements thereof. The undersigned hereby revokes all prior proxies and hereby appoints [________] and [________], and each of them, jointly and severally, with full power of substitution, as proxies of the undersigned to represent the undersigned and to vote all shares of common stock of BT Holdings, Inc. that the undersigned would be entitled to vote if personally present at the BTH special meeting and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is properly executed and returned but no direction is given, this proxy will be voted: (i) “FOR” approval of the BTH merger proposal (as defined below), (ii) “FOR” approval of the BTH adjournment proposal (as defined below), and (iii) in the discretion of the proxy holders on any other matter that may properly come before the BTH special meeting. If you vote to “ABSTAIN” regarding the BTH merger proposal, it will have the same effect as an “AGAINST” vote with respect to the BTH merger proposal. You may revoke this proxy at any time prior to the vote of the shareholders at the BTH special meeting.

The Board of Directors recommends a vote “FOR” the BTH merger proposal and “FOR” the BTH adjournment proposal.

1. To approve the Agreement and Plan of Merger, dated February 23, 2022, by and between Origin Bancorp, Inc. (“Origin”) and BTH, pursuant to which BTH will merge with and into Origin (the “merger”), with Origin surviving the merger, and approve the merger, each as more fully described in the accompanying joint proxy statement/prospectus (the “BTH merger proposal”).	☐	FOR	☐	AGAINST	☐	ABSTAIN

2. To adjourn the BTH special meeting, if necessary or appropriate, to solicit additional proxies in favor of the BTH merger proposal (the “BTH adjournment proposal”).	☐	FOR	☐	AGAINST	☐	ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business that may properly come before the BTH special meeting and any adjournments thereof.

[signature page follows]

Please date this proxy and sign exactly as your name or names appear on your stock certificates. If stock is held jointly, each holder should sign. If stock certificates are titled in different legal names, a separate proxy should be completed and signed for each legal holder. Executors, administrators, trustees, guardians, attorneys and others signing in a representative capacity, please give your full titles. If the shareholder is an individual, the shareholder or the shareholder’s authorized representative shall date and sign the signature block directly below.

Dated: _______________, 2022
Signature

Printed Name/Title

Signature (if held jointly)

Printed Name (if held jointly)

If the shareholder is an entity (such as a trust, corporation, partnership or limited liability company), a duly authorized person on behalf of the shareholder shall date and sign the signature block directly below.

Dated: _______________, 2022
Legal Name of Entity

By:
Name: Title:

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY

BY USING THE ENCLOSED ENVELOPE TO:

BT Holdings, Inc.

6657 Old Jacksonville Highway

Tyler, Texas 75703

Attention: Corporate Secretary